UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 25, 2017

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri		63025
(Address of principal executive offices)		(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

As previously disclosed, Peak Resorts, Inc. and its wholly owned subsidiaries Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc. and SNH Development, Inc. (together, the “Company”) are parties to the $20.0 million Credit Facility, Loan and Security Agreement (the “Line of Credit Agreement”) with Royal Banks of Missouri (the “Bank”), effective as of December 22, 2015. On January 6, 2017, pursuant to the terms of the Line of Credit Agreement, the Company elected to convert $10.0 million of the then outstanding amount to a term loan (the “Term Loan”). Approximately $9.71 million remains outstanding under the Term Loan, maturing on February 6, 2020, and $2.75 million remains outstanding under the Line of Credit Agreement, maturing on November 5, 2017 pursuant to the extension executed by the Company and the Bank on August 5, 2017.

Effective as of August 25, 2017, the Company entered into a conditional commitment with the Bank pursuant to which the Bank has agreed to provide the following: (i) a renewal of the Line of Credit Agreement in the form of a $15.0 million revolving acquisition line of credit (the “Acquisition Line of Credit”); and (ii) a new revolving working capital line of credit of up to $10.0 million (together with the Acquisition Line of Credit, the “Loans”). A portion of the Acquisition Line of Credit is to be used to pay off the $9.71 million outstanding under the Term Loan and the $2.75 million that remains outstanding under the existing Line of Credit Agreement. The remainder of the Acquisition Line of Credit may be used for future acquisitions.

The Bank’s obligation to provide the Loans pursuant to the Commitment Letter is subject to a number of customary conditions, including, without limitation, the Bank’s ability to secure participant lenders and the execution and delivery by the relevant parties of definitive documentation consistent with the Commitment Letter. The Bank’s obligations to provide the Loans expire if the Loans have not been closed by October 18, 2017.

The Loans will be payable in monthly installments of interest only, charged at the prime rate plus 1.0 percent per annum, due and payable in full within 14 months after the loan advance. The Company will be required to open a debt service account with the Bank and deposit into the account an amount equal to one-third of the estimated annual interest due in connection with the Loans, subject to adjustment by the Bank. The agreements evidencing the Loans shall generally contain the same covenants as those contained in the Line of Credit Agreement.

Amounts outstanding shall be secured by the assets of each of the subsidiary borrowers.

The foregoing summary of the Commitment Letter is qualified in its entirety by reference to such Commitment Letter filed hereto as Exhibit 10.1 and incorporated herein by reference.

On August 30, 2017, the Company issued a press release announcing entry into the Commitment Letter. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.02.     Results of Operations and Financial Condition.

As disclosed above, on August 30, 2017, the Company issued a press release announcing entry into the Commitment Letter. In the press release, the Company disclosed that it had cash and cash equivalents of approximately $26 million to $27 million as of July 31, 2017, the end of the first quarter of fiscal 2018. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

0/

Exhibit No.	Description of Exhibit
10.1

Conditional Commitment Letter by Royal Banks of Missouri to Peak Resorts, Inc., Hidden Valley Golf and Ski, Inc., Paoli Peaks, Inc., Snow Creek, Inc., LBO Holding, Inc. and SNH Development, Inc., effective as of August 25, 2017.

99.1	Press release of Peak Resorts, Inc., dated as of August 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 30, 2017

PEAK RESORTS, INC. (Registrant)

By:	/s/ Stephen J. Mueller
Name:	Stephen J. Mueller
Title:	Vice President and Chief Financial Officer